Exhibit 99.2 INFORMATION IN THE COMPANY'S PRESENTATION
Below is the Company's estimate of the size of the markets in which it participates and its estimated share of such markets, for calendar year 2018 ($ in billions):

	Reserve Power Product Line	Motive Power Product Line	Total
Total Market	$6.3	$4.1	$10.4
EnerSys Share of Relevant Market	15%	32%	21%

Geographic Split of Relevant Market
Americas	25%	35%	29%
EMEA (includes Europe, Middle East & Africa)	22%	43%	30%
Asia	53%	22%	41%

Split of Relevant Market by End-markets
Telecom	48%	—	29%
Uninterruptible Power Systems (UPS)	24%	—	15%
Reserve Other	28%	—	17%
Forklift Trucks	—	90%	35%
Motive Other	—	10%	4%

Regional Markets and Shares
Americas			$3.0
EnerSys share of relevant market			39%

EMEA (includes Europe, Middle East & Africa)			$3.1
EnerSys share of relevant market			25%

Asia			$4.3
EnerSys share of relevant market			6%

Below is the Company's fiscal year 2019 sales and the percent of sales split by product line, geographic region and end market ($ in billions):

	Reserve Power Product Line	Motive Power Product Line	Total
Net Sales	$1.4	$1.4	$2.8
Geographic split:
Americas			60%
EMEA (includes Europe, Middle East & Africa)			31%
Asia			9%

Split by End-markets:
Telecom	36%	—	18%
Uninterruptible Power Systems (UPS)	23%	—	11%
Reserve Other	41%	—	21%
Total Reserve Power	100%		50%

Forklift Trucks	—	88%	44%
Motive Other	—	12%	6%
Total Motive Power		100%	50%